As filed with the Securities and Exchange Commission on November
19, 1996

                    Registration Statement No. 333-____________


                 SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549
                        ____________________

                             FORM S-8
                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                        ____________________

                        RICHFOOD HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)

      Virginia                         54-1438602
(State or other jurisdiction      (I.R.S. Employer
of incorporation or                Identification Number)
organization)


                        8258 Richfood Road
              Mechanicsville, Virginia  23111-2008
  (Address of principal executive office, including zip code)

                       RICHFOOD HOLDINGS, INC.
                        AMENDED AND RESTATED
                    OMNIBUS STOCK INCENTIVE PLAN
                      (Full title of the plan)
                        ____________________

                          Donald D. Bennett
                Chairman and Chief Executive Officer
                        Richfood Holdings, Inc.
                          8258 Richfood Road
                Mechanicsville, Virginia  23111-2008
                            804-746-6000
(Name, address and telephone number, including area code, of agent for service)

                           With a copy to:

                          Gary E. Thompson
                         Hunton & Williams
                      Riverfront Plaza - East Tower
                         951 East Byrd Street
                     Richmond, Virginia  23219-4074

                    CALCULATION OF REGISTRATION FEE


                           Proposed        Proposed
Title of                   maximum         maximum
securities     Amount      offering        aggregate  Amount of
to be           to be      price           offering  registration
registered    registered   per share(1)    price(1)    fee

Common        2,250,000     $24.10       $54,225,000  $16,432.00
Stock, no      shares
par value

(1) Calculated pursuant to Rule 457(c) on the basis of $24.10 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on November
12, 1996.

                          PART I

   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.   Plan Information and Registrant Information and
                 Employee Plan Annual Information.

        Not required to be filed with the Securities and Exchange
Commission (the "Commission").

                          PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents previously filed by Richfood
Holdings, Inc. (the "Company") with the Commission (file no. 0-16900) are incorporated herein by reference:

                (a) the Company's Annual Report on Form 10-K for the fiscal year ended April 27, 1996, filed with the Commission on July 26, 1996;

                (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 20, 1996, filed with the Commission on September 3, 1996;

                (c) the Company's Current Reports on Form 8-K filed with the Commission on September 10, 1996, and September 13, 1996; and

                (d) the Company's Form 8-A, filed April 29, 1988
(as amended by Amendment No. 1 on Form 8, dated October 30, 1991).

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        The Virginia Stock Corporation Act permits, and the Amended and Restated Articles of Incorporation of the Company require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Amended and Restated Articles of Incorporation require indemnification of directors and officers with respect to any liability, expenses or other amounts incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company's Amended and Restated Articles of Incorporation provide that, to the full extent that the Virginia Stock Corporation Act permits elimination of the liability of directors or officers, no director or officer of the Company shall be liable to the Company or its stockholders for any monetary damages. The Company may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

Exhibit No.     Exhibit

4.1 Articles III and IV of the Company's Amended and Restated Articles of Incorporation (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the twelve week period ended July 24, 1993).

4.2             Article V of the Company's Amended and Restated
                Bylaws (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 1995).

5.1             Opinion of Hunton & Williams.

10.1            Richfood Holdings, Inc. Amended and Restated
                Omnibus Stock Incentive Plan.

23.1            Consent of KPMG Peat Marwick LLP.

23.2 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 hereto).

Item 9.  Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                         (i)     To include any prospectus
                                 required by Section 10(a)(3)
                                 of the Securities Act;

                         (ii)    To reflect in the prospectus any
                                 facts or events arising after the
                                 effective date of the registration
                                 statement (or the most recent
                                 post-effective amendment thereof)
                                 which, individually or in the
                                 aggregate, represent a fundamental
                                 change in the information set
                                 forth in the registration
                                 statement; and

                         (iii)   To include any material
                                 information with respect to the
                                 plan of distribution not
                                 previously disclosed in the
                                 registration statement or any
                                 material change in such
                                 information in the registration
                                 statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mechanicsville, Virginia, on this 19th day of November, 1996.

                                  RICHFOOD HOLDINGS, INC.
                                     (registrant)


                                  By /s/ Donald D. Bennett
                                  Donald D. Bennett
                                  Chairman of the Board of
                                   Directors and Chief Executive
                                   Officer


                           POWER OF ATTORNEY

        Each of the directors and/or officers of the registrant whose signature appears below hereby appoints Donald D. Bennett, John E. Stokely and Daniel R. Schnur, or any of them, as his or her attorney-in-fact to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 19, 1996.


      Signature                        Title

By  /s/ Donald D. Bennett         Chairman of the Board of
        Donald D. Bennett         Directors and Chief Executive
                                  Officer
                                  (principal executive officer)

By  /s/ John E. Stokely           Director, President and
        John E. Stokely           Chief Operating Officer

By  /s/ J. Stuart Newton          Senior Vice President and
        J. Stuart Newton          Chief Financial Officer
                                  (principal financial officer)

By  /s/ David W. Hoover           Vice President - Finance
        David W. Hoover           (principal accounting officer)

By  /s/ Roger L. Gregory          Director
        Roger L. Gregory

By  /s/ Grace E. Harris           Director
        Grace E. Harris

By  /s/ John C. Jamison           Director
        John C. Jamison

By  /s/ Michael E. Julian, Jr.    Director
        Michael E. Julian, Jr.

By
        G. Gilmer Minor, III      Director


By  /s/ Claude B. Owen, Jr.       Director
        Claude B. Owen, Jr.

By  /s/ John F. Rotelle           Director
        John F. Rotelle

By  /s/ Albert F. Sloan           Director
        Albert F. Sloan


By  /s/ George H. Thomazin        Director
        George H. Thomazin


By  /s/ James E. Ukrop            Director
        James E. Ukrop

By  /s/ Edward Villaneuva         Director
        Edward Villanueva

                     EXHIBIT INDEX


                                                 Sequentially
Exhibit No.         Description                  Numbered Page

   4.1       Articles III and IV of the Company's
             Amended and Restated Articles of
             Incorporation (incorporated by
             reference to the Company's Quarterly
             Report on Form 10-Q for the twelve
             week period ended July 24, 1993).

   4.2       Article V of the Company's Amended and
             Restated Bylaws (incorporated by reference to the Company's Annual Report on Form
             10-K for the fiscal year ended April 29,
             1995).

   5.1       Opinion of Hunton & Williams.

  10.1       Richfood Holdings, Inc. Amended and
             Restated Omnibus Stock Incentive Plan

  23.1       Consent of KPMG Peat Marwick LLP.

  23.2       Consent of Hunton & Williams (included
             in the opinion filed as Exhibit 5.1
             hereto).